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                                                                     Exhibit 4.8

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement"), is entered into as of September 9, 2004, by each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1, as pledgors (collectively, the "Pledgors", and each, a "Pledgor") and THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as Trustee under the Indenture (as defined below) (the "Trustee").

                                   WITNESSETH:

          WHEREAS, pursuant to (a) that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), by and among Securus Technologies, Inc., a Delaware corporation, as issuer (the "Company"), the Subsidiaries of the Company party thereto as guarantors (the "Guarantors") and the Trustee and (b) the Purchase Agreement dated as of August 18, 2004 (the "Purchase Agreement"), among the Company, the Guarantors, Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), the Company is issuing $154,000,000 aggregate principal amount of its Second-Priority Senior Secured Notes Due 2011 (the "Notes" and the holders thereof, "Noteholders") which will be guaranteed on a senior secured basis by the Guarantors;

          WHEREAS, in order to induce the Trustee to enter into the Indenture and to induce the Initial Purchasers to purchase the Notes and in order to secure the prompt and complete payment, observance and performance of, among other things, (a) the obligations of the Pledgors that are Guarantors under the Indenture and (b) all obligations of the Company under the Indenture and (items
(a) and (b) being hereinafter referred to as the "Secured Obligations"), each Pledgor has agreed to pledge to the Trustee, for the benefit of the Noteholders, all of its right, title and interest in and to all of the Equity Interests owned by such Pledgor, regardless of class or designation (collectively, including, without limitation, the Additional Pledged Interests (defined below), the "Pledged Interests"), whether now owned or hereafter acquired (i) in each of the business organizations listed on Schedule 1 attached hereto (collectively, together with any additional Subsidiaries of any Pledgor hereafter acquired or formed which shares, interests or units are pledged pursuant to this Agreement, the "Pledged Companies") and (ii) each additional Subsidiary of such Pledgor hereafter acquired or formed which shares, interests or units thereof are required pursuant to the Indenture to be pledged to the Trustee (the "Additional Pledged Interests");

          WHEREAS the Company, the Guarantors, the Trustee and ING Capital LLC, as Intercreditor Agent, among others, have entered into an Intercreditor Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified form time to time, the "Intercreditor Agreement"), pursuant to which the lien upon and security interest in the Pledged Collateral (as defined below) granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Pledged Collateral (as defined below) granted pursuant to, and subject to
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the terms and conditions of, the Senior Lender Documents (as defined in the
Intercreditor Agreement);

          WHEREAS, each Pledgor (other than the Company) is a direct or indirect Subsidiary of the Company, and each Pledgor has determined that its execution, delivery and performance of this Agreement directly or indirectly benefits, and is within the business purposes and in the best interests of, such Pledgor; and

          WHEREAS each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Warranty. Each Pledgor hereby represents and warrants to the Trustee and the Initial Purchasers that:

          (a) except for the security interest created hereby, such Pledgor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens (as defined in the Indenture), of the Pledged Interests indicated on Schedule 1 as being owned by such Pledgor and, when acquired by such Pledgor, the Additional Pledged Interests;

          (b) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Pledgor identified on Schedule 1 hereto as supplemented or modified by any Pledge Agreement Addendum (as defined below) or any Supplement (as defined below);

          (c) such Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral (as defined below) pledged by such Pledgor to the Trustee as provided herein;

          (d) all actions necessary or desirable to perfect, establish the perfection of, or otherwise protect, the Trustee's Liens in the Pledged Collateral, and the proceeds thereof, have been duly taken (i) upon the execution and delivery of this Agreement, (ii) upon the taking of possession by the Trustee or any bailee thereof, including under the provisions of the Intercreditor Agreement or otherwise, of any certificates constituting the Pledged Interests (including any Additional Pledged Interests), to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Pledgor, and (iii) upon the filing of Uniform Commercial Code financing statements in the jurisdiction of formation of each Pledgor with respect to the Pledged Interests (including any Additional Pledged Interests) of such Pledgor, and the Trustee's Liens in the Pledged Collateral will not be subject to any prior Lien other than Permitted Liens; and


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          (e) no consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge and grant of a lien by such Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or as may be required by the Intercreditor Agreement.

The representations and warranties set forth in this Section 1 shall survive the execution and delivery of this Agreement.

     2. Security Interest. As security for the full and prompt payment and performance of the Secured Obligations, each Pledgor hereby unconditionally pledges, transfers, conveys, grants and assigns to the Trustee, for the benefit of the Noteholders, a continuing security interest in and security title to all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has, or may acquire in the future, any right, title or interest thereto (collectively, the "Pledged Collateral"):

          (a) the Pledged Interests (including the Additional Pledged Interests) and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including, without limitation, any certificates representing the Pledged Interests (including the Additional Pledged Interests), subject to the Intercreditor Agreement, (i) the right to request, after the occurrence and during the continuation of an Event of Default, that the Pledged Interests (including the Additional Pledged Interests) be registered in the name of the Trustee or any of its nominees, (ii) the right to receive any certificates representing any of the Pledged Interests (including any certificates representing any of the Additional Pledged Interests) and (iii) the right to require that same be delivered to the Trustee together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by the applicable Pledgor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests (including the Additional Pledged Interests), whether now owned or hereafter acquired by such Pledgor; provided, however, that the Pledged Interests shall not include more than 65% of the issued and outstanding voting Equity Interests of any Subsidiary that is not a U.S. Subsidiary or any U.S. Subsidiary that is a limited liability company or limited partnership which has no other assets other than Equity Interests of any Subsidiary that is not a U.S. Subsidiary; provided, further, that (x) shares of capital stock and other Equity Interests will constitute Pledged Interests only to the extent that such capital stock and other Equity Interests can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act ("Rule 3-10"


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and "Rule 3-16," respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental regulatory agency); (y) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental regulatory agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's capital stock or other Equity Interests constitute Pledged Interests, then such capital stock or other Equity Interests shall automatically be deemed not to be Pledged Interests, but only to the extent necessary to not be subject to such requirement; and (z) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such capital stock or other Equity Interests to constitute Pledged Interests without the filing with the SEC (or any other governmental regulatory agency) of separate financial statements of such Subsidiary, then such capital stock and other Equity Interests shall automatically be deemed to be Pledged Interests but only to the extent necessary to not be subject to any such financial statement requirement;

          (b) all of such Pledgor's rights, powers and remedies under the limited liability company operating agreements of the Pledged Companies that are limited liability companies (collectively, the "Operating Agreements") and under the partnership agreements of the Pledged Companies that are general or limited partnerships (collectively, the "Partnership Agreements"); and

          (c) to the extent not otherwise included, all proceeds of any and all of the foregoing. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to the Pledgors or the Trustee from time to time with respect to any of the Pledged Collateral.

Each Pledgor has delivered to and deposited with ING Capital LLC (i) as administrative agent (the "Administrative Agent") under the Credit Agreement (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time, the "Credit Agreement") dated as of the date hereof, by and among the Company, the Administrative Agent, the Guarantors and the various financial institutions party thereto, and (ii) as bailee of the Trustee on behalf of the Noteholders under the Intercreditor Agreement (or will deliver and deposit (in any event within five (5) Business Days of such Pledgor's receipt thereof) with the Administrative Agent or the Trustee, as the case may be, in accordance with Section 4 hereof) all certificates representing the Pledged Interests owned by such Pledgor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. In addition, each Pledgor hereby authorizes the filing of appropriate Uniform Commercial Code financing statements describing the Pledged Collateral (including any Additional Pledged Interests) in order to perfect the Trustee's security interest therein. It is the intention of the parties hereto that record and beneficial ownership of the Pledged


                                        4
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Collateral, including, without limitation, all voting, consensual and dividend rights, shall remain in the applicable Pledgor until the occurrence of an Event of Default and until the Administrative Agent or the Trustee, as the case may be in accordance with the Intercreditor Agreement, shall notify the applicable Pledgor of the Administrative Agent's or Trustee's, as the case may be, exercise of voting and consensual rights to the Pledged Collateral pursuant to Section 11 hereof.

     3. Operating Agreements and Partnership Agreements.

          (a) Anything herein to the contrary notwithstanding, each Pledgor shall, for so long as it shall remain a member under any Operating Agreement or a partner under any Partnership Agreement, remain liable under such Operating Agreement or Partnership Agreement, as the case may be, to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof.

          (b) For Pledged Collateral where the applicable Operating Agreement or Partnership Agreement provides that all limited liability company or partnership interests, as applicable, issued thereunder shall be certificated, then the applicable Pledgor or Pledgors shall not amend, supplement or otherwise modify (or consent to any such amendment, supplement or modification of) the terms of such Operating Agreement or such Partnership Agreement, as the case may be, so as to provide for the issuance of uncertificated limited liability company or partnership interests, as applicable.

          (c) For Pledged Collateral where the applicable Operating Agreement or Partnership Agreement, as the case may be, does not provide that all limited liability company or partnership interests, as applicable, issued thereunder shall be certificated, each Pledgor, as applicable, hereby represents and warrants to the Trustee that such Pledged Collateral owned by it (i) is not dealt in or traded on securities exchanges or in securities markets, (ii) does not constitute investment company securities, and (iii) is not held by such Pledgor in a securities account. In addition, none of the articles of organization, the Operating Agreements, the Partnership Agreements and the other agreements governing any of the uncertificated Pledged Collateral provide that such Pledged Collateral may be certificated or that such Pledged Collateral are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.

     4. Additional Pledged Interests. In the event that, during the term of this Agreement,

          (a) any Pledgor shall receive or become entitled to receive any Additional Pledged Interests (including, without limitation, any Additional Pledged Interests representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, merger, consolidation, sale of assets, combination or other reorganization), or any promissory note or other instrument by virtue of such Pledgor having been an owner of any of the Pledged Collateral, or any other assets (including, without limitation, any options, warrants, subscriptions or other rights,


                                        5
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whether as an addition to, in substitution for, or in exchange for any of the
Pledged Interests or otherwise) constituting Pledged Collateral, each Pledgor agrees to promptly (and in any event within five (5) Business Days of such Pledgor's receipt thereof) undertake the following actions: (i) to deliver to the Administrative Agent, as bailee for the Trustee under the Intercreditor Agreement, or, if following a Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement), to the Trustee, any such Additional Pledged Interests or other Pledged Collateral represented by a certificate or other instrument, or any such promissory note or other instrument received, such certificate, promissory note or other instrument, together with undated powers endorsed in blank by such Pledgor, (ii) with respect to any such Additional Pledged Interests or other Pledged Collateral which is not represented by a certificate or other instrument, to file Uniform Commercial Code financing statements to the extent required in order to perfect the Lien of the Trustee in such Additional Pledged Interests and other Pledged Collateral granted hereunder and (iii) in the case of both clause (i) and clause (ii) to deliver to the Trustee a duly executed Pledge Agreement Addendum in substantially the form of Annex 1 hereto (a "Pledge Agreement Addendum") identifying the Additional Pledged Interests, promissory note or other instrument or other Pledged Collateral which are pledged by such Pledgor pursuant to this Agreement. Upon the execution and delivery of any Pledge Agreement Addendum, any Additional Pledged Interests, promissory note or other instrument and other Pledged Collateral identified thereon shall thereafter constitute Pledged Collateral to be held by the Administrative Agent or the Trustee, as the case may be, pursuant to the terms of this Agreement, and

          (b) any distribution of any Equity Interests or other securities of any Person, regardless of class or designation, or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any of the foregoing, shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the Equity Interests or other securities of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered promptly (and in any event within five (5) Business Days of the applicable Pledgor's receipt thereof) by each applicable Pledgor to (i) the Administrative Agent, as bailee of the Trustee on behalf of the Noteholders under the provisions of the Intercreditor Agreement, or (ii) if following a Discharge of Senior Lender Claims (as defined in the Intercreditor Agreement), the Trustee, to be held by it as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Pledged Collateral which are received by any Pledgor shall, until paid or delivered to the Administrative Agent or the Trustee, as the case may be, be held by the Pledgors in trust for the benefit of the Trustee segregated from such Pledgor's other property, and such Pledgor shall deliver such money or property promptly to the Administrative Agent or the Trustee, as the case may be, in the exact form received, together with the authorization to file any necessary Uniform Commercial Code financing statements or any necessary endorsement or appropriate stock or other powers or assignments duly endorsed in blank by such Pledgor.


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     5. Covenants.  Each Pledgor hereby covenants and agrees that:

          (a) such Pledgor will not sell or otherwise dispose of any interest in the Pledged Collateral or any funds or property held therein or constituting a part thereof, except as permitted by the Indenture;

          (b) such Pledgor will not create or permit to exist any Lien upon or with respect to the Pledged Collateral or any funds or property constituting a part thereof, other than the Lien created hereunder in favor of the Trustee and other Permitted Liens (as defined in the Indenture) and such Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Trustee in the Pledged Collateral against the claim of any Person (other than the Administrative Agent) and will maintain and preserve such Liens;

          (c) such Pledgor shall at its own expense, promptly deliver to the Trustee a copy of each notice or other communication received by it in respect of any of the Pledged Interests constituting Pledged Collateral hereunder;

          (d) such Pledgor shall not make or consent to any amendment or other modification or waiver with respect to any such Pledged Interests, or enter into any agreement or permit to exist any restriction with respect to any such Pledged Interests other than pursuant hereto, except as permitted by the Indenture;

          (e) such Pledgor shall not convey or encumber any of the Pledged Collateral in any manner whatsoever except as provided in the Indenture nor take any action which would (or fail to take any action, the result of which failure would) in any manner impair the value of the Pledged Collateral or the priority or enforceability of the security interest of the Trustee therein;

          (f) such Pledgor agrees that from time to time, at its own expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Trustee may reasonably request, in order to ensure to the Trustee and the Noteholders the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral;

          (g) such Pledgor authorizes the Trustee to file, transmit, or communicate, as applicable, Uniform Commercial Code financing statements, in-lieu financing statements and amendments in order to perfect the Trustee's security interest in the Pledged Collateral without such Pledgor's signature to the extent permitted by Applicable Law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law. Each Pledgor also hereby ratifies its authorization for the Trustee to have filed in any jurisdiction any financing statements, in-lieu of financing statements or amendments thereto if filed prior to the date hereof;


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          (h) such Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Trustee, subject to such Pledgor's rights under Section 9-509(d)(2) of the UCC; and

          (i) such Pledgor will cooperate with the Trustee, at such Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal (domestic or foreign), state, provincial, local or foreign law in connection with such Liens or any sale or transfer of the Pledged Collateral.

     6. Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Trustee, subject to the provisions of the Intercreditor Agreement, may sell or otherwise dispose of any of the Pledged Interests at one or more public or private sales or make other commercially reasonable disposition of the Pledged Interests or any portion thereof after ten (10) days' notice to the applicable Pledgor, and the Trustee or any Noteholder may purchase the Pledged Interests or any portion thereof at any public sale. Each Pledgor hereby acknowledges and agrees that such notice, when given, shall constitute a reasonable "authenticated notification of disposition" within the meaning of
Section 9-611 of the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction. The proceeds of the public or private sale or other disposition shall, subject to the provisions of the Intercreditor Agreement, first be applied to the costs of the Trustee incurred in connection with the sale, expressly including, without limitation, any costs under Section 9 hereof, and then as provided in the Indenture. In the event the proceeds of such sale or other disposition of the Pledged Interests are insufficient to satisfy the Secured Obligations in full, each Pledgor shall remain jointly and severally liable for any such deficiency.

     7. Additional Rights of the Trustee. In addition to its rights, powers, protections, immunities, indemnities and privileges under this Agreement and the Indenture (which are expressly incorporated by reference herein), the Trustee shall have all the rights, powers and privileges of a secured party under the UCC.

     8. Return of Pledged Interests to the Pledgor. Upon payment in full in cash, or other satisfaction to the satisfaction of the Trustee, of the Secured Obligations, this Agreement and the Trustee's Liens hereunder shall terminate, and, if applicable, the Trustee shall promptly return the remaining certificated Pledged Interests and all rights received by the Trustee as a result of its possessory interest in such Pledged Interests to the appropriate Pledgors and shall promptly deliver such termination statements and other release documents as may be requested by the applicable Pledgor to evidence the termination of the Trustee's Liens in such Pledged Interests hereunder.

     9. Disposition of Pledged Collateral by Trustee. None of the Pledged Interests existing as of the date of this Agreement is, and none of the Additional Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private


                                        8
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(instead of public) sales in view of the lack of such registration or qualification. Each Pledgor understands that in connection with such disposition, the Trustee may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to Federal and state securities laws and sold on the open market. Each Pledgor, therefore, agrees that: (a) if the Trustee shall, pursuant to the terms of this Agreement and the Intercreditor Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, the Trustee shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Trustee has handled such disposition in a commercially reasonable manner.

     10. Pledgors' Obligations Absolute. The obligations of the Pledgors under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other Person, nor against other security or Liens available to the Trustee or any Noteholder. Each Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Trustee in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Trustee to any other security or collateral for the Secured Obligations.

     11. Voting Rights.

          (a) Unless an Event of Default under the Indenture shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests owned by it, subject to Section 11(b). Upon the occurrence and during the continuation of an Event of Default under the Indenture, subject to the provisions of the Intercreditor Agreement, (i) the Trustee may, at its option, and with ten (10) days' prior notice to any Pledgor, and in addition to all rights and remedies available to the Trustee under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights, in respect of the Pledged Collateral owned by such Pledgor, but under no circumstances is the Trustee obligated by the terms of this Agreement to exercise such rights, and (ii) each Pledgor hereby appoints the Trustee, such Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Pledged Collateral owned by such Pledgor in any manner the Trustee deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.


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
          (b) For so long as any Pledgor shall have the right to vote the Pledged Collateral owned by it, such Pledgor covenants and agrees that it will not, without the prior written consent of the Trustee, vote or take any consensual action with respect to such Pledged Collateral which would materially adversely affect the rights of the Trustee and the Noteholders or violate the Indenture, this Agreement or any other Noteholder Document (as defined in the Intercreditor Agreement).

     12. Indemnity and Expenses.

          (a) Each Pledgor, jointly and severally, agrees to indemnify the Trustee, the Initial Purchasers and the Noteholders from and against all claims, lawsuits and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement) except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.

          (b) The Pledgors shall, upon demand, pay to the Trustee, jointly and severally, the amount of any and all expenses, including, without limitation, the reasonable fees and expenses of its counsel incurred and the fees and expenses of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Pledged Collateral in accordance with this Agreement, (iii) the exercise or enforcement of any of the rights of the Trustee hereunder or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof.

     13. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER NOTEHOLDER DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Trustee and each of the Pledgors to which such amendment applies.

     14. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to the Trustee at its address specified in the Indenture, and to any of the Pledgors at their respective addresses


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specified in the Indenture, or, as to any party, at such other address as shall be designated by such party in a written notice to each of the parties hereto.

     15. Continuing Security Interest: Assignments under Indenture. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Trustee, (b) be binding upon each of the Pledgors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Trustee, and its successors, transferees and assigns. Upon payment in full in cash, or other satisfaction to the satisfaction of the Trustee, of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall immediately revert to the Pledgors or any other Person entitled thereto. At such time as the Secured Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Trustee, the Trustee will promptly authorize the filing of appropriate termination statements to terminate the security interest and promptly return the remaining certificated Pledged Interests, if any, and all rights received by the Trustee as a result of its possessory interest in such Pledged Interests to the appropriate Pledgors. No transfer or renewal, extension, assignment or termination of this Agreement or of the Indenture, or any other instrument or document executed and delivered by the Company or any of the Pledgors to the Trustee, nor the taking of further security, nor the retaking or re-delivery of the Pledged Collateral to the Company and the Pledgors, or any of them, by the Trustee, nor any other act of the Noteholders, or any of them, shall release any of the Pledgors from any obligation under this Agreement, except a release or discharge executed in writing by the Trustee with respect to such obligation or payment of such obligation or upon payment in full in cash, or other satisfaction to the satisfaction of the Trustee of the Secured Obligations. The Trustee shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by the Trustee and then only to the extent therein set forth. A waiver by the Trustee of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which the Trustee would otherwise have had on any other occasion. In the event of any sale of Pledged Collateral permitted by Section 11.03 of the Indenture, or any other permitted sale of Pledged Collateral, the Trustee will, promptly upon the written request of the appropriate Pledgor, if applicable, return the relevant certificated Pledged Interests to the appropriate Pledgor (and all rights received by the Trustee as a result of its possessory interest in such Pledged Interests) and execute and deliver to the relevant Pledgor termination statements provided to the Trustee to terminate the security interest in such Pledged Collateral.

     16. Governing Law. This Agreement is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.

     17. New Subsidiaries.  Pursuant to, and except as otherwise provided in,
Section 4.20 of the Indenture, any new direct or indirect Subsidiary (whether by acquisition, creation or designation) of the Company (if such new Subsidiary owns Equity Interests in another Subsidiary) and any existing Subsidiary that owns any Equity Interests in such new Subsidiary if such existing Subsidiary is not currently a party hereto is required to enter into this Agreement by executing and delivering in favor of the Trustee, an instrument in the form of Annex 2 attached hereto (a "Supplement"). Upon the execution and delivery of the Supplement by such Subsidiary, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor hereunder.

     18. Trustee. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Trustee" shall be a reference to Trustee for the benefit of Noteholders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by Trustee for the benefit of the Noteholders.

     19. Miscellaneous.

          (a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

          (b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          (c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

          (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

          (e) Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Trustee pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the Administrative Agent (and its permitted successors and assigns), for the benefit of the credit parties, pursuant to the Credit Agreement and the related security documents dated as of September 9, 2004 (as further amended, restated, refinanced, replaced, supplemented or otherwise modified from time to time), by and among the Company, ING Capital LLC, as agent, the lenders and the other credit parties party thereto and the other parties party thereto and (ii) the exercise of any right or remedy by the Trustee hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

          (f) In connection with its appointment and acting hereunder, the Trustee is entitled to all rights, privileges, protections, benefits and immunities provided to it under the Indenture.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

PLEDGORS:                               SECURUS TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwetter
                                            ------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        T-NETIX, INC., a Delaware corporation


                                        By: /s/ Lewis Schoenwetter
                                            ------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        EVERCOM HOLDINGS, INC.,
                                        a Delaware corporation


                                        By: /s/ Lewis Schoenwetter
                                            ------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


                                        EVERCOM, INC., a Delaware corporation


                                        By: /s/ Lewis Schoenwetter
                                            ------------------------------------
                                        Name: Lewis Schoenwetter
                                        Title: Vice President


TRUSTEE:                                THE BANK OF NEW YORK TRUST
                                        COMPANY, N.A., as Trustee


                                        By: /s/ George Bemister
                                            ------------------------------------
                                        Name: George Bemister
                                        Title: Assistant Vice President

PLEDGE AGREEMENT

                                   SCHEDULE 1

                                PLEDGED COMPANIES

                                      Number of     Class of   Percentage
                  Name of Pledged      Pledged      Pledged     of Class    Certificate
Name of Pledgor       Company       Shares/Units   Interests      Owned         Nos.
---------------   ---------------   ------------   ---------   ----------   -----------
























PLEDGE AGREEMENT ADDENDUM

                           Annex 1 to Pledge Agreement

                            PLEDGE AGREEMENT ADDENDUM

     This Pledge Agreement Addendum, dated as of ____________, 20___, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Addendum may be attached to that certain Pledge Agreement, dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"; the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned, together with the other Pledgors named therein, to The Bank of New York Trust Company, N.A., as Trustee, and that the additional interests listed on this Pledge Agreement Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Trustee in the Pledge Agreement and shall secure all Secured Obligations and any pledged company set forth on this Pledge Agreement Addendum as set forth below shall be and become a "Pledged Company" under the Pledge Agreement, each with the same force and effect as if originally named therein.

     The undersigned hereby certifies that the representations and warranties set forth in Section 1 of the Pledge Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

                                        [___________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title
                                              ----------------------------------

                                      Number of     Class of   Percentage
                  Name of Pledged      Pledged      Pledged     of Class    Certificate
Name of Pledgor       Company       Shares/Units   Interests      Owned         Nos.
---------------   ---------------   ------------   ---------   ----------   -----------


                           Annex 2 to Pledge Agreement

                               Form of Supplement

     Supplement No. __ (this "Supplement") dated as of _______ to the Pledge Agreement dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a "Pledgor" and collectively, (the "Pledgors") and THE BANK OF NEW YORK TRUST COMPANY, N.A., in its capacity as trustee under the Indenture (as defined below) (the "Trustee").

                                   WITNESSETH:

     WHEREAS, pursuant to (a) that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), by and among Securus Technologies, Inc., a Delaware corporation, as issuer (the "Company"), the Subsidiaries of the Company party thereto as guarantors (the "Guarantors") and the Trustee and (b) the Purchase Agreement dated as of August 18, 2004 (the "Purchase Agreement"), among the Company, the Guarantors, Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers"), the Company is issuing $154,000,000 aggregate principal amount of its Second-Priority Senior Secured Notes Due 2011 (the "Notes") which will be guaranteed on a senior secured basis by the Guarantors;

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement, and if not defined therein, in the Indenture; and

     WHEREAS, the Pledgors have entered into the Pledge Agreement in order to induce the Initial Purchasers to purchase the Notes and to induce the Trustee to enter into the Indenture and continue to perform its duties thereunder; and

     WHEREAS, pursuant to, and except as otherwise provided in, Section 4.20 of the Indenture, new direct or indirect Subsidiaries of the Company (if such new Subsidiary owns Equity Interests in another Subsidiary) and any existing Subsidiary that owns any Equity Interests in such new Subsidiary if such existing Subsidiary is not currently a party to the Pledge Agreement), must execute and deliver certain Security Documents, including the Pledge Agreement to provide to the Trustee a supplement to the Pledge Agreement, and such other security documents requested by the Trustee in its discretion and the execution of the Pledge Agreement by the undersigned new Pledgor or Pledgors (collectively, the "New Pledgor") may be accomplished by the execution of this Supplement in favor of the Trustee for the benefit of the Noteholders;


                                Annex 2 - Page 1

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Pledgor hereby agrees as follows:

     SECTION 1. In accordance with Section 17 of the Pledge Agreement, the New Pledgor, by its signature below, becomes a 'Pledgor' under the Pledge Agreement with the same force and effect as if originally named therein as a 'Pledgor' and the New Pledgor hereby (a) agrees to all of the terms and provisions of the Pledge Agreement applicable to it as a 'Pledgor' thereunder and (b) represents and warrants that the representations and warranties made by it as a 'Pledgor' thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the full and prompt payment and performance of the Secured Obligations now or hereafter existing and all obligations of such New Pledgor pursuant to this Agreement, the Indenture and the other Noteholder Documents (as defined in the Intercreditor Agreement) to which such New Pledgor is a party, does hereby grant and assign to the Trustee, for the benefit of the Noteholders, a continuing security interest in and security title to all Equity Interests or other securities of such Pledgor, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto (hereafter collectively referred to as "Pledged Interests") of any Subsidiary of the New Pledgor listed on Exhibit A attached hereto and any Pledged Collateral of any Subsidiary of the New Pledgor obtained in the future. Concurrently with the delivery hereof, the New Pledgor shall, subject to the provisions of the Intercreditor Agreement, deliver to and deposit with the Trustee all certificates representing any of the Pledged Collateral, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the New Pledgor, and, to the extent any of the Pledged Collateral shall not be represented by certificates, the New Pledgor hereby authorizes the Trustee to file Uniform Commercial Code financing statements in order to perfect the security interest granted to the Trustee under the Pledge Agreement in such Pledged Collateral. Exhibit A, "Pledged Interests," attached hereto supplements Schedule 1 to the Pledge Agreement and shall be deemed a part thereof for all purposes of the Pledge Agreement. Each reference to a 'Pledgor' in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is incorporated herein by reference.

     SECTION 2. The New Pledgor represents and warrants to the Trustee and the Noteholders that this Supplement has been duly executed and delivered by the New Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     SECTION 3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

     SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

     SECTION 5. This Supplement is intended to take effect as a sealed instrument and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the New Pledgor has duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

NEW PLEDGOR:                            [Name of New Pledgor]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                Annex 2 - Page 4

                                    EXHIBIT A

                          ADDITIONAL PLEDGED INTERESTS

                                      Number of     Class of   Percentage
                  Name of Pledged      Pledged      Pledged     of Class    Certificate
Name of Pledgor       Company       Shares/Units   Interests      Owned         Nos.
---------------   ---------------   ------------   ---------   ----------   -----------


